Exhibit 99.1

Churchill Capital Corp IX Announces its Intention to Liquidate

New York, New York, July 14, 2026 — Churchill Capital Corp IX (NASDAQ: CCIX) (the “Company”), a publicly traded special purpose acquisition company, today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), sold in its initial public offering (the “public shares”) because the Company is unable to complete an initial business combination by the deadline under its Amended and Restated Memorandum and Articles of Association.

Accordingly, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account including interest earned (which interest shall be net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of $1,000,000, and to pay our taxes (“permitted withdrawals”) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining shareholders and the Board, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has previously agreed to waive its redemption rights with respect to monies held in the trust account with respect to its Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company.

In order to provide for the disbursement of funds from its trust account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Redemption. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of permitted withdrawals, will be held in a trust operating account while awaiting disbursement to the holders of the public shares. The Company expects to redeem all of the outstanding public shares for an estimated redemption price of approximately $10.89 per share (the “Redemption Amount”). All other costs and expenses associated with implementing the dissolution will be funded from proceeds held outside of the trust account. Record holders of public shares will receive their pro rata portion of the proceeds of the trust account by delivering their public shares to Continental, the Company’s transfer agent. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out by July 28, 2026.

The last day that the Company’s securities will trade on The Nasdaq Stock Market LLC (“Nasdaq”) will be July 27, 2026. Effective as of the close of business on July 28, 2026, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of the Company, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-

looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for its initial public offering, its annual reports on Form 10-K and its quarterly reports on Form 10-Q each filed with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Churchill Capital Corp IX

info@churchillcapitalcorp.com

212-380-7500